                          Certification under Rule 466
                          ----------------------------


                  The depositary, JPMorgan Chase Bank, represents and certifies the following:

                  (1) That it previously had filed a registration statement on Form F-6 (Baltimore Technologies plc 333-10926) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

                  (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.


                                            JPMORGAN CHASE BANK, as Depositary


                                            By /s/ Jordana Chutter
                                               -------------------------------
                                               Name:  Jordana Chutter
                                               Title: Vice President